                                                                     EXHIBIT 1.1

                                ISPAT INLAND ULC

            $150,000,000 SENIOR SECURED FLOATING RATE NOTES DUE 2010
                $650,000,000 9.75% SENIOR SECURED NOTES DUE 2014

                               PURCHASE AGREEMENT

                                                                  March 18, 2004
                                                              New York, New York

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            Ispat Inland ULC, a Nova Scotia Unlimited Liability Company (the "COMPANY"), Ispat International N.V., a Dutch Limited Liability Company ("PARENT"), Ispat Inland Inc., a Delaware corporation ("ISPAT INC."), each subsidiary guarantor of Ispat Inc. listed on Schedule I (the "SUBSIDIARY GUARANTORS"), and each of 3019693 Nova Scotia U.L.C., Ispat Inland, L.P. and Ispat Inland Finance, LLC (collectively, the "SPV GUARANTORS") agree with you as follows:

            1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC (the "INITIAL PURCHASER") $150,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2010 (the "ORIGINAL FLOATING RATE NOTES") and $650,000,000 aggregate principal amount of 9.75% Senior Secured Notes due 2014 (the "ORIGINAL FIXED RATE NOTES, " and together with the Original Floating Rate Notes, the "ORIGINAL NOTES"). The Company's obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the "GUARANTEES") by the Parent, Ispat Inc., the Subsidiary Guarantors and the SPV Guarantors (collectively, the "GUARANTORS," and, together with the Company, the "ISSUERS"). The Original Notes and the Guarantees are referred to herein as the "SECURITIES." The Securities will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), by and between the Company, the Guarantors and LaSalle Bank National Association, as trustee (the "TRUSTEE").

            Prior to the Closing (as defined below) Ispat Inland, L.P. will issue a note (the "FINCO SUBORDINATED NOTE") to the Company in exchange for approximately $23.0 million of proceeds. The proceeds of the Finco Subordinated Note will be contributed by Ispat Inland, L.P. to the Company to reimburse the Company for fees and expenses of the offering of the Original Notes. The Company will lend $800.0 million to Ispat Inland, L.P. in exchange for a mirror note (the "SPV MIRROR NOTE") having substantially identical payment terms as the Original Notes. Ispat Inland, L.P. will contribute and/or lend the balance of the gross proceeds received by it from the issuance of the SPV Mirror Note to 3019693 Nova Scotia U.L.C. which will in turn contribute such proceeds to Ispat Inland Finance, LLC. Ispat Inland Finance, LLC will use the proceeds of such contribution to purchase $150,000,000 aggregate principal amount of Ispat Inc.'s First Mortgage Bonds, Series Y (the "SERIES Y BONDS") and $650,000,000 aggregate principal amount of Ispat Inc.'s First Mortgage Bonds, Series Z (the "SERIES Z BONDS" and together

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                                      -2-

with the Series Y Bonds, the "FIRST MORTGAGE BONDS"), issued pursuant to a 38th supplemental indenture (the "SUPPLEMENT") to the indenture (as amended and supplemented to the Closing Date including by the Supplement, the "MORTGAGE"), dated as of April 1, 1928, by and among Ispat Inc., First Trust and Savings Bank and Melvin A. Traylor, as Trustees (The Bank of New York (the "CORPORATE TRUSTEE") and Louis P. Young, successor Trustees).

            Ispat Inc. will use the proceeds from the issuance of the First Mortgage Bonds to (i) redeem $661.6 million aggregate principal amount of its existing Bonds (the "BONDS TO BE REPAID") issued under the Mortgage which are held by Credit Suisse First Boston, as collateral agent under the Credit Agreement (as amended, the "CSFB CREDIT AGREEMENT"), dated as of July 16, 1998, among Ispat Inland, L.P., the guarantors named therein, the lenders named therein and Credit Suisse First Boston as administrative agent, (ii) temporarily reduce borrowings outstanding under the revolving inventory facility (the "GECC CREDIT AGREEMENT") between Ispat Inc. and General Electric Capital Corporation ("GECC") and (iii) temporarily reduce borrowings outstanding under a revolving receivables facility of one of Ispat Inc.'s subsidiaries. The proceeds from the repayment of the Bonds to be Repaid will be used to repay all amounts outstanding under the CSFB Credit Agreement (the "CREDIT AGREEMENT DEBT TO BE REPAID" and, together with the Bonds to be Repaid, the "DEBT TO BE REPAID").

            In connection with the foregoing, Ispat Inc. will also enter into an amendment to the GECC Credit Agreement (the "GECC AMENDMENT"), to, among other things, allow for the issuance of the First Mortgage Bonds and the granting of the second priority lien in the Inventory Collateral (as defined below). Additionally, in order to provide certainty with respect to certain matters as between creditors holding security interests in Ispat Inc.'s inventory and creditors holding security interests in Ispat Inc.'s receivables, and to agree with respect to certain other matters in connection therewith, Ispat Inc., Ispat Inland Administrative Services Company, JPMorgan Chase Bank, BNY Midwest Trust Company, the Trustee and GECC will also enter into an intercreditor agreement (the "RECEIVABLES INTERCREDITOR AGREEMENT").

            In addition, prior to the Closing each of Ispat International, N.V. and certain of its subsidiaries that are not Issuers (collectively, the "RELATED PARTY CREDITORS") will enter into a subordination agreement (the "SUBORDINATION AGREEMENT") pursuant to which each of the Related Party Creditors will agree that the outstanding intercompany loans (the "SHAREHOLDER ADVANCE NOTES") owed by Ispat Inc. to it will be subordinated to prior payment in full of all of the Company's obligations under its Note Guarantee.

            Pursuant to a security agreement (the "SECURITY AGREEMENT") by and between Ispat Inc. and LaSalle Bank National Association as Trustee, the Securities will be secured by a second priority security interest in certain collateral of Ispat Inc. identified therein (the "SECURITY AGREEMENT COLLATERAL," and together with the Pledge Agreement Collateral, the "COLLATERAL").

            The Trustee, Ispat Inc. and Ispat Inland Finance LLC will enter into certain agreements (collectively, the "GECC INTERCREDITOR AGREEMENTS") with GECC providing that GECC will have access to the inventory securing the GECC Credit Agreement (subject to certain conditions) in the event that the Corporate Trustee forecloses on the First Mortgage Bonds Collateral.

            Pursuant to a pledge agreement (the "PLEDGE AGREEMENT") by and among the Company and the SPV Guarantors (collectively, the "PLEDGORS") and the Trustee, the Securities will be secured by a

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                                      -3-

first priority security interest in (i) the First Mortgage Bonds and (ii) all capital stock and indebtedness held by the Issuer and the SPV Guarantors (other than the Bonds pledged to the PBGC by Ispat Inland Finance, LLC) (collectively, the "PLEDGE AGREEMENT COLLATERAL"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

            The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers have prepared a preliminary offering memorandum, dated as of March 9, 2004 (as amended or supplemented at the date thereof, including by Parent's Form 20-F, dated as of March 10, 2004, which was supplementally distributed on or about March 11, 2004, to potential investors who received the Preliminary Offering Memorandum, and any and all exhibits thereto and any information incorporated by reference therein, the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated as of and available for distribution on the date hereof (as amended or supplemented at the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the "OFFERING MEMORANDUM") relating to the Issuers and the Securities. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended ( the "EXCHANGE ACT"), subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

            The Initial Purchaser has advised the Issuers that it intends, as soon as it deems practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Securities in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes are "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Act ("RULE 144A"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act ("REGULATION S") (the persons specified in clauses (i) and (ii), the "ELIGIBLE PURCHASERS").

            Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), between the Issuers and the Initial Purchaser, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, the Issuers will agree to
(i) file with the Securities and Exchange Commission (the "COMMISSION") (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES")), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" relating to the resale by certain holders of the Original Notes, (ii) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all with the time periods specified in the Registration Rights Agreement.
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                                      -4-

            This Agreement, the Notes, the Guarantees, the Indenture, the Pledge Agreement, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS." The Note Documents, the Mortgage (including the Supplement), the First Mortgage Bonds, the GECC Amendment, the GECC Intercreditor Agreements, the Receivables Intercreditor Agreement, the Shareholder Advance Notes amendments, the Security Agreement and the Subordination Agreement are hereinafter sometimes referred to collectively as the "TRANSACTION DOCUMENTS." The issuance and sale of the Securities, the granting of the liens on the Collateral, the issuance and sale of the First Mortgage Bonds, the entering into of the GECC Amendment, the GECC Intercreditor Agreements, the Receivables Intercreditor Agreement, the Security Agreement and the Subordination Agreement, the repayment of the Debt to be Repaid, the termination of the security interests for the Debt to be Repaid, the perfection of the security interests for the Notes, the recording of the Mortgage, the amendment of the Shareholder Advance Notes and the other transactions contemplated by this Agreement are collectively referred to as the "TRANSACTIONS."

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchaser, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchaser agrees to purchase from the Issuers, the entire aggregate principal amount of the Securities. The aggregate purchase price for the Original Fixed Rate Notes shall be $644,878,000. The aggregate purchase price for the Original Floating Rate Notes shall be $150,000,000. The aggregate fees payable to the Initial Purchasers for purchasing the Original Fixed Rate Notes and the Original Floating Rate Notes shall be $19,350,000.

            3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on March 25, 2004 (such date and time, the "CLOSING DATE") at the offices of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois 60603. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchaser and the Company.

            The Securities shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs) through the facilities of The Depository Trust Company against payment by the Initial Purchaser of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Unless the Company notifies the Initial Purchaser at least two (2) business days prior to the Closing Date that it has elected to separately pay the fees payable to the Initial Purchaser for purchasing the Securities by wire transfer of immediately available funds and makes arrangements reasonably satisfactory to the Initial Purchaser (which arrangements shall continue to be satisfactory to the Initial Purchaser at the time of the payment by the Initial Purchaser of the purchase price for the Securities) to transfer such fees to the Initial Purchaser concurrently with the payment by the Initial Purchaser of the purchase price for the Securities, the Company hereby agrees that the Initial Purchaser may net out the fees payable to the Initial Purchaser for purchasing the Securities from the purchase price for the Securities. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchaser may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

            4. Agreements of the Issuers. The Issuers jointly and severally, covenant and agree with the Initial Purchaser as follows:

            (a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

            (b) Not to make any changes or additions to the information contained in the Offering Memorandum from the corresponding information contained in the Preliminary Offering Memorandum other than (i) changes to reflect pricing information with respect to the Securities and (ii) such other changes and additions as to which the Initial Purchaser shall have consented. Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement in writing.

            (c) If, prior to the time that the Initial Purchaser has completed its distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchaser of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

            (d) To qualify or register the Securities under the securities laws of such jurisdictions in the United States and Canada as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (e) To advise the Initial Purchaser promptly, and if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchaser in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Transaction Documents and all other agreements, memoranda, correspondence and documents prepared and delivered by or on behalf of the Issuers in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchaser, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto), (vi) the application for quotation of the Securities in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), (vii) the inclusion of the Securities in the book-entry system of The Depository Trust Company ("DTC"), (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel and (x) the performance by each of the Issuers of its other obligations under the Transaction Documents.

            (g) To use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of proceeds."

            (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

            (i) Not to, and not to permit any Subsidiary (as defined below) to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchaser or any Eligible Purchasers.

            (j) Not to, and to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

            (k) Not to engage, not to allow any Subsidiary to engage, and to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

            (l) Not to engage, not to allow any Subsidiary to engage, and to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.

            (n) To comply with their obligations under the Registration Rights Agreement.

            (o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for "book-entry" transfer and to use their reasonable best efforts to obtain approval of the Securities by DTC for "book-entry" transfer.

            (p) Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared by the Issuers, a copy of any regularly prepared internal financial statements of any of the Issuers and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum,
      (ii) all other reports and other communications (financial or otherwise) that the Issuers mail or otherwise make available to its security holders and (iii) such other information as the Initial Purchaser shall reasonably request.

            (q) Not to, and not to permit any of their affiliates or anyone acting on behalf of any of them to (other than the Initial Purchaser and its affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

            (r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

            (s) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

            (t) To use their reasonable best efforts to effect the inclusion of the Securities in Portal.

            (u) During the period from the date hereof through and including June 9, 2004, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities or debt facilities issued or guaranteed by any member of the LNM Group except (i) Ispat Sidbec, Inc. shall be permitted to pursue and consummate the reorganization of its existing credit facility and (ii) the two existing credit facility syndications of the LNM Group which have been previously disclosed to the Initial Purchaser may be pursued and consummated.

            5. Representations and Warranties. (a) The Issuers jointly and severally represent and warrant to the Initial Purchaser that:

            (i) The Preliminary Offering Memorandum and the Offering Memorandum, and each amendment or supplement thereto, if any, have been prepared for use in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchaser contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

            The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "EXCHANGE ACT REGULATIONS"), and, when read together with the other information in the Offering Memorandum, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

            (iii) As of December 31, 2003 after giving effect to the Transactions, Ispat Inc. shall have the capitalization as set forth in the column "As Adjusted" under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding equity interests of each

      Issuer have been duly authorized and validly issued, are fully paid and nonassessable (except in so far as the shares of an unlimited liability company or partnership are assessable by operation of law) and were not issued in violation of any preemptive or similar right. Attached as
      Schedule I is a true and complete list of each entity in which Ispat Inc. has a direct or indirect majority equity or voting interest (each a "SUBSIDIARY" and, together, the "SUBSIDIARIES"), their jurisdictions of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable (except in so far as the shares of an unlimited liability company or partnership are assessable by operation of law), were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by Ispat Inc. free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Indenture or the Pledge Agreement). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Issuers or any of the Subsidiaries. No holder of any securities of the Issuers or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

            (iv) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (v) Each of the Issuers and each Subsidiary (A) is a corporation, body corporate, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means (x) a material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of (i) the Ispat Inc. and the Subsidiaries, taken as a whole, (ii) Parent and its subsidiaries, taken as a whole or (iii) the Company and the SPV Guarantors, taken as a whole or
      (y) an adverse effect on the ability of any Issuer to consummate the Transactions on a timely basis.

            (vi) Each Issuer has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the Transactions, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

            (vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

            (viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the "BANKRUPTCY EXCEPTIONS"). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (ix) The Mortgage (excluding the Supplement) has been duly authorized, executed and delivered by Ispat Inc. and constitutes a legal, valid and binding obligation of Ispat Inc., enforceable against Ispat Inc., in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (x) The Supplement has been duly and validly authorized by Ispat Inc. and, when duly executed and delivered by Ispat Inc. (assuming the due authorization, execution and delivery thereof by the Corporate Trustee under the Mortgage), will be a legally binding and valid obligation of Ispat Inc., enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. When the Supplement is executed and delivered, the Mortgage will conform in all material respects to the description thereof in the Offering Memorandum.

            (xi) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company, and when issued, executed and delivered by the Company and authenticated by the Trustee against payment therefor by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xii) The First Mortgage Bonds have been duly and validly authorized for issuance and sale to Ispat Inland Finance, LLC by Ispat Inc., and when issued and delivered by Ispat Inc. and authenticated by the Corporate Trustee against payment therefor by Ispat Inland Finance, LLC as contemplated by the Offering Memorandum in accordance with the Mortgage, the First Mortgage Bonds will be legally binding and valid obligations of Ispat Inc., entitled to the benefits of the Mortgage and enforceable against Ispat Inc. in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The First Mortgage Bonds, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (xiii) The SPV Mirror Note has been duly authorized, executed and delivered by Ispat Inland, L.P. and constitutes a legal, valid and binding obligation of Ispat Inland, L.P., enforceable against Ispat Inland, L.P., in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xiv) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Original Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.

            (xv) The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Bankruptcy Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (xvi) The Pledge Agreement has been duly and validly authorized by the Company and each of the SPV Guarantors and, when duly executed and delivered by the Company and each of the SPV Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of the Company and each of the SPV Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. Upon filing of financing statements (containing adequate descriptions of the Pledge Agreement Collateral) in the jurisdictions of formation of each of the Company and the SPV Guarantors and delivery of the Pledge Agreement Collateral to the Trustee in accordance with the provisions of the Pledge Agreement, the Trustee will have a valid and perfected first priority Lien on the Pledge Agreement Collateral, superior to and prior to the Liens of all third persons.

            (xvii) The Security Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Trustee and the Company will be a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Security Agreement creates in favor of the Trustee a perfected security interest in the collateral therein in which a security interest may be created under Article 9 of the New York UCC subject to no liens other than Permitted Inventory Collateral Liens (as defined in the Offering Memorandum).

            (xviii) The Subordination Agreement has been duly and validly authorized by the Company and each of the Related Party Creditors and, when duly executed and delivered by each of the Related Party Creditors (assuming the due authorization, execution and delivery thereof by the Initial Purchaser) will constitute a valid and legally binding obligation of each of the Related Party Creditors, enforceable against each of the Related Party Creditors in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xix) The Receivables Intercreditor Agreement has been duly and validly authorized by Ispat Inc. and, when duly executed and delivered by Ispat Inc. (assuming the due authorization, execution and delivery thereof by the other parties signatory thereto), will constitute a valid and legally binding obligation of Ispat Inc., enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xx) The amendments to the Shareholder Advance Notes have been duly and validly authorized by the Related Party Creditors and, when duly executed and delivered by the Related Party Creditors, will constitute valid and legally binding obligations of the Related Party Creditors enforceable against them in accordance with their terms.

            (xxi) All of the equity interests that are part of the Collateral are "SECURITIES" within the meaning of Article 8 of the UCC. For purposes of the foregoing "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's security interest in any item or portion of the Collateral is governed by applicable law in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean such applicable law as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            (xxii) The GECC Amendment has been duly and validly authorized by Ispat Inc. and, when duly executed and delivered by Ispat Inc. (assuming the due authorization, execution and delivery thereof by GECC), will be a legally binding and valid obligation of Ispat Inc., enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

            (xxiii) The GECC Intercreditor Agreements, when duly executed and delivered by the parties thereto, will conform in all material respects to the description thereof in the Offering Memorandum.

            (xxiv) The Subordinated Mortgage, dated as of September 15, 1994, between Inland Steel Company (as predecessor to the Company) and the United Steelworkers of America conforms in all material respects to the description thereof in the Offering Memorandum.

            (xxv) The Mortgage (i) is enforceable against the mortgagor named therein in accordance with its terms, (ii) except for the Supplement, has been duly recorded by the County

      Recorder[s] identified in Schedule II attached hereto and (iii) accurately describes the real property and fixtures at the Indiana Harbor Works consisting of approximately 1900 acres as more particularly described in the Mortgage (the "MORTGAGED PROPERTY") and creates and constitutes a valid mortgage lien on that portion of the Mortgaged Property that constitutes real property and fixtures ("REAL PROPERTY").

            (xxvi) The Supplement is in proper form under applicable laws of the State to be accepted for recording by the County Recorder[s] identified in
      Schedule II attached hereto. The recording of the Mortgage as supplemented by the Supplement with the County Recorders identified in Schedule II attached hereto is the only filing or recording necessary to give constructive notice of the lien created by the Mortgage as supplemented by the Supplement to subsequent purchasers and mortgagees of the Real Property. No other recordings, filings, re-recordings or refilings other than those identified in Schedule II are necessary in order to maintain the validity or priority of the lien created by the Mortgage as supplemented by the Supplement.

            (xxvii) Ispat Inc., the Company Guarantors and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of liens, other than as disclosed in the Offering Memorandum. Except as disclosed in the Offering Memorandum and except as would not have a Material Adverse Effect, Parent and each of its subsidiaries has good and marketable title to all its properties and assets.

            (xxviii) There are no contracts, agreements or understandings between any Issuer and any person granting such person the right to require any Issuer to file a prospectus with respect to any securities of any Issuer or to require any Issuer to include such securities with the Securities registered pursuant to the Registration Statement.

            (xxix) To the Issuers' knowledge, (A) no taking has been commenced or is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property, (B) the Mortgaged Property is served by water, electric, sewer, sanitary sewer and storm drain facilities except as could not reasonably be expected to have a Material Adverse Effect, (C) all public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the premises or within easements serving the premises, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property, (i) except for such easements or property of the utility company providing such utility service in each case or (ii) except as could not reasonably be expected to have a Material Adverse Effect, (D) all roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all regulatory and governmental authorities or are the subject of leases or access easement for the benefit of the Mortgaged Property except as could not reasonably be expected to have a Material Adverse Effect, (E) there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property other than those that could not reasonably be expected to have a Material Adverse Effect, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments other than those that could not reasonably be expected to have a Material Adverse Effect, (F) none of the buildings within the Mortgaged Property is located in a special flood hazard area as defined by the Federal Insurance Administration or such buildings are covered by appropriate flood insurance, (G) the Mortgaged Property is free of material structural defects and all material building systems contained therein are in good working order subject to ordinary wear and tear, except as could not reasonably be expected to have a Material Adverse Effect, (H) no improvements on adjoining properties encroach upon the Mortgaged Property, except as could not reasonably be expected to have a Material Adverse Effect, (I) no easements or other encumbrances upon the Mortgaged Property encroach upon any of the improvements so as to affect the value or marketability of the Mortgaged Property except those insured against by title insurance, except as could not reasonably be expected to have a Material Adverse Effect, (J) no improvements encroach upon a property lien or easement requiring removal and relocation of all or a portion of the improvements at the facility, except as could not reasonably be expected to have a Material Adverse Effect, and (K) all of the improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.

            (xxx) Each of the representations and warranties of the Issuers or any Subsidiary in any other Transaction Document is true and correct in all material respects.

            (xxxi) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Issuers for the execution, delivery and performance by the Issuers of the Transaction Documents and the consummation of the Transactions, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and registration under state blue sky laws, in connection with the issuance of the Exchange Notes, (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Mortgage and the Pledge Agreement. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

            (xxxii) (A) None of the Issuers, any Subsidiary or any other subsidiary of Parent is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Issuer or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties ("GOVERNMENTAL AUTHORITY"), except, in the case of clauses (B) and (C) (and (A) with respect to subsidiaries of Parent that are not Issuers or Subsidiaries), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (xxxiii) The execution, delivery and performance of the Transaction Documents and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of any of the Issuers, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Time as contemplated by the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of any Issuer (other than as created pursuant to the Indenture or the Collateral Documents) under any of the Agreements and Instruments or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Issuers for the execution, delivery and performance by the Issuers of the Transaction Documents and the consummation of the Transactions, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes and, (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Collateral Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Issuer or any Subsidiary.

            (xxxiv) To the knowledge of the Issuers, the public accountants whose reports are included in the Offering Memorandum are independent with respect to the Issuers and the Subsidiaries and the other subsidiaries of Parent within the meaning of the Act. The historical financial statements (including the notes thereto) included and incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder's equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X ("REGULATION S-X") under the Exchange Act. The information set forth under the captions "Offering memorandum summary -- Summary consolidated financial and other data" and "Selected consolidated financial and other data" included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of Ispat Inc. Since the date as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering

      Memorandum, (A) neither the Issuers nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Issuers nor any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
      (C) there has been no dividend or distribution of any kind declared, paid or made by Ispat Inland L.P., Parent or Ispat Inc. on any of its equity interests and (D) there has not been any material change in the long-term debt of the Issuers or any Subsidiary.

            (xxxv) The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. To the knowledge of the Issuers, no consent to the use of such data from such sources is required.

            (xxxvi) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, each Issuer is and will be Solvent. As used herein, "SOLVENT" shall mean, for any person on a particular date, that on such date (A) the fair value of the assets and other property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

            (xxxvii) Except as set forth in the Offering Memorandum, there is
      (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Issuers, any Subsidiary or any other subsidiary of Parent is or may be a party or to which the business, assets or property of the Issuers, any Subsidiary or any other subsidiary of Parent is or may be subject, (B) no law, statute, rule or regulation that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority that, in any of clause (A),
      (B) or (C), could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (xxxviii) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuers, any Subsidiary or any other subsidiary of Parent exists or, to the knowledge of the Issuers, is imminent.

            (xxxix) Except as disclosed in the Offering Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) the Issuers, the Subsidiaries and the other subsidiaries of Parent are in compliance with and not subject to any pending or threatened liability under applicable Environmental Laws (as defined below), (B) the

      Issuers, the Subsidiaries and the other subsidiaries of Parent have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws for their current operations and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against the Issuers, any Subsidiary or any other subsidiary of Parent under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuers, any Subsidiary or any other subsidiary of parent, (E) neither the Issuers nor any Subsidiary nor any other subsidiary of Parent has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Issuers, any Subsidiary or any other subsidiary of Parent is (y) listed or proposed for listing on the National Priorities List under CERCLA or (z) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority and (G) the Issuers, the Subsidiaries and the other subsidiaries of Parent maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business, facilities, real property and operations with requirements of applicable Environmental Laws. Except as disclosed in the Offering Memorandum, no facts or circumstances exist and no event or condition is occurring or has occurred with respect to the Issuers, any Subsidiary or any other subsidiary of Parent relating to any Environmental Law, any release of any hazardous, toxic or dangerous substance or waste, any chemical, any solid waste, any other pollutant or contaminant, or the Issuers', any Subsidiary's or any of Parent's other subsidiaries' compliance with current requirements of Environmental Law, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state, local and foreign laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to: (A) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (C) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (xl) Each of the Issuers, the Subsidiaries and the other subsidiaries of Parent has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an "AUTHORIZATION") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any Governmental Authority or self-regulatory authority is considering or threatening limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and the Issuers and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xli) The Issuers, the Subsidiaries and the other subsidiaries of Parent have valid title to all personal property owned by each of them, including, without limitation, all Collateral (as defined in the Indenture), in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuers, such Subsidiary or such subsidiary of parent, (B) liens described in the Offering Memorandum, (C) as created pursuant to the Indenture or the Security Documents and (D) liens permitted by the Indenture and the Pledge Agreement. Any real property (including, without limitation, all Mortgaged Property subject to a leasehold mortgage), personal property and buildings held under lease by the Company, any such Subsidiary or any such other subsidiary of Parent are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company, such Subsidiary or such other subsidiary of Parent.

            (xlii) The Issuers, each Subsidiary and each other subsidiary of Parent owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Issuers nor any Subsidiary nor any other subsidiary of Parent has received any notice of infringement of or conflict with (and no Issuer knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, the use of the Intellectual Property in connection with the business and operations of the Issuers, the Subsidiaries and the other subsidiaries of Parent does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

            (xliii) All tax returns required to be filed by the Issuers, any Subsidiary or any other subsidiary of Parent have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xliv) Except as disclosed in the Offering Memorandum, neither the Issuers, nor any Subsidiary nor any other subsidiary of Parent has any liability for any non-exempt prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue
      Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Issuers, any Subsidiary or any other subsidiary of Parent makes or ever has made a contribution and in which any employee of the Issuers or any Subsidiary is or has ever been a participant. With respect to such plans and except as could not reasonably be expected to have a Material Adverse Effect, the Issuers, each Subsidiary and each other subsidiary of Parent is in compliance in all material respects with all applicable provisions of ERISA.

            (xlv) Neither the Issuers nor any Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xlvi) The Issuers, the Subsidiaries and the other subsidiaries of Parent maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xlvii) Parent and Ispat Inc. have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent and Ispat Inc. and their respective consolidated subsidiaries is made known to the chief executive officer and chief financial officer of the Issuers by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Parent's and Ispat Inc.'s auditors and the audit committee of the board of directors of Parent and/or Ispat Inc., as applicable, have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent's or Ispat Inc.'s ability, as applicable, to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in Parent's or Ispat Inc.'s internal controls, as applicable; any material weaknesses in internal controls have been identified for Parent's or Ispat Inc.'s auditors, as applicable; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Issuers have made available to the Initial Purchaser or its counsel true and complete copies of all extant minutes or resolutions adopted by written consent, of the board of directors of the Issuers and each Subsidiary and each committee of each such board in the past five years.

            (xlviii) Neither the Issuers nor, to the knowledge of any Issuer, any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made),
      (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

            (xlix) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuers or, to the knowledge of any Issuer, any person acting on any of their behalf (other than the Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Issuers nor any of their affiliates have entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

            (l) Except as described in the section entitled "Plan of distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuers or any Subsidiary and any other person other than the Initial Purchaser pursuant to this Agreement that would give rise to a valid claim against the Issuers, any Subsidiary or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

            (li) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Nova Scotia will be payable in respect of (i) the payment or crediting of the fees contemplated by the Purchase Agreement by the Issuer to the Initial Purchaser, (ii) the payment under the Notes of any interest or deemed interest by the Issuer or any of the Guarantors to the Initial Purchaser, provided that the Initial Purchaser deals at arm's length (as such term is understood for purposes of the Income Tax Act (Canada)) with the Issuer or such Guarantor, as the case may be, and that such fees are payable in respect of services rendered by the Initial Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Initial Purchaser that includes the performance of such services for a fee.

            (lii) Assuming that the Initial Purchaser is, and will remain at all relevant times, a non-resident of Canada for the purposes of the Income Tax Act (Canada) and the Excise Tax Act and is not registered nor is required to be registered under the Excise Tax Act, no Goods and Services Tax, Harmonized Sales Tax or other similar tax imposed under the federal laws of Canada will be payable by the Issuer or collectable by the Initial Purchaser in respect of the payment of fees as contemplated by the Purchase Agreement to the Initial Purchaser provided that such fees are in respect of services performed by the Initial Purchaser wholly outside of Canada.

            (liii) No stamp duty, documentary taxes or similar taxes are payable under the federal laws of Canada or the laws of the Province of Nova Scotia in connection with the sale and delivery of the Notes pursuant to the Purchase Agreement by the Issuer or the resale of the Notes by the Initial Purchaser to residents of the United States.

            (liv) There is no, and there has been no, failure on the part of the Issuers and any of the Issuers' directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES OXLEY ACT").

            Each certificate signed by any officer of any Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchaser as to the matters covered by such certificate.

            The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consents to such reliance.

            (b) The Initial Purchaser acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser represents, warrants and covenants to the Issuers that:

            (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

            (ii) With respect to offers and sales outside the United States, the Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

            (iii) The Initial Purchaser has not and will not offer the notes in the Netherlands other than to persons who trade or invest in securities in the conduct of their profession or trade (within the meaning of Dutch Securities law) (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) ("PROFESSIONAL INVESTORS"), provided that the offer and each announcement of the offer states that the offer is exclusively made to those persons.

            Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

            The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

            6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser expressly for use therein; provided, further, that with respect to any untrue statement or omission from the Preliminary Offering Memorandum the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such Loss was an initial resale by the Initial Purchaser and any such Loss of or with respect to the Initial Purchaser results from the fact that (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum and (C) the Issuer had complied with their obligations under Section 4(a). This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

            (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuers by the Initial Purchaser expressly for use therein. The Issuers and the Initial Purchaser acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchaser to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

            (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party.

Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchaser. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

            The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

            8. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

            (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied in all material respects with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer, President or an executive vice president and by the chief financial officer of Ispat Inc., Parent and the Company, certifying as to the foregoing and to the effect in Section 8(c).

            (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser on the first day following the date of this Agreement or at such later date as the Initial Purchaser may determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Issuers or any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (d)   The Initial Purchaser shall have received on the Closing Date
      (i) opinions dated the Closing Date, addressed to the Initial Purchaser, of (a) Mayer, Brown, Rowe and Maw LLP, United States counsel to the Issuers, (b) Marc Jeske, Esq., general counsel to Ispat Inc., (c) De Brauw Blackstone Westbroek, Dutch counsel to Parent, (d) Stewart McKelvey Stirling Scales, Nova Scotia counsel to the Issuers, (e) Ogilvy Renault, Canadian counsel to the Issuers, (f) Shearman & Sterling LLP, United States counsel to Parent and (g) Baker & Daniels, special Indiana counsel to Ispat, Inc., substantially in the form of Exhibits B-1 through B-7 attached hereto, and (ii) copies of any opinions delivered in connection with any of the other Transactions together with reliance letters relating to such opinions in form and substance satisfactory to counsel to the Initial Purchaser.

            (e) The Initial Purchaser shall have received on the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

            (f) On the date hereof, the Initial Purchaser shall have received a "comfort letter" from each of the independent public accountants for any Issuers and parent's other subsidiaries for which financial statements are included in the Offering Memorandum, dated the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser (it being understood that if the Offering Memorandum is not printed on the date hereof, such comfort letter shall, on the date hereof, contain excerpts from the Preliminary Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included in the Preliminary Offering Memorandum and that, within twenty-four hours after the Offering Memorandum becomes available in final form (electronically or otherwise), the Initial Purchaser shall receive replacement excerpts from the Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included therein in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser). In addition, the Initial Purchaser shall have received a "bring-down comfort letter" from each of the independent public accountants for the Issuers, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

            (g) JPMorgan Chase Bank, BNY Midwest Trust Company, the Related Party Creditors, Ispat Inland Administrative Services Company, GECC, the Issuers, the Trustee and the trustees for the First Mortgage Bonds shall have executed and delivered each of the applicable Transaction Documents and the Initial Purchaser shall have received copies thereof.

            (h) The Initial Purchaser shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

            (i) The Securities shall be eligible for trading in Portal upon issuance. All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

            (j) The Shareholder Advance Notes shall each have been amended to have a maturity date of at least 91 days after the maturity date of the Original Fixed Rate Notes and shall otherwise be on terms customary for "seller paper."

            (k) Each of the other Transactions shall have been, or shall substantially simultaneously be, consummated without any amendment or waiver of any of the Transaction Documents (other than any such amendment or waiver approved by the Initial Purchaser), and the Initial Purchaser shall have received satisfactory evidence thereof.

            (l) The Initial Purchaser shall have received evidence of the termination of the CSFB Credit Agreement and shall be satisfied with arrangements for the recording of the Supplement and the filing of the financing statements with respect to the Collateral.

            If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchaser), this Agreement may be terminated by the Initial Purchaser on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

            The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchaser on the Closing Date.

            9. Initial Purchaser Information. The Company and the Initial Purchaser acknowledge that the statements set forth in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph and the seventh paragraph under "Plan of distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

            10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchaser. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

            11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser's part to the Issuers or any affiliate thereof if, on or prior to such date, (i) any of the Issuers shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchaser under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of Ispat Inc. or the Parent shall be suspended or limited by the Commission, the New York Stock Exchange or the Amsterdam Stock Exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Amsterdam Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction;
(iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchaser's judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

            (b) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to Section 11(b)(i) or (ii), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchaser for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchaser's counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

            12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered or telecopied and confirmed in writing to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number:
203-719-0680), Attention: Legal and Compliance Department and (ii) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax number: 212-269-5420), Attention: Richard E. Farley; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Ispat Inland Inc., 3210 Watling Street, East Chicago IN 46312 (telephone: (219) 399-1200, fax: (219) 399-4267, Attention: Marc Jeske and (ii) Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois, (fax number: (312) 706-8101), Attention: J. Trent Anderson.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

            13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

            14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

            15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

            16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

            18. Termination of Commitment and Engagement Letter on Closing Date. Parent and the Initial Purchaser each hereby agrees that if the closing of the purchase and sale of the Securities occurs, the Engagement and Commitment Letter, dated as of March 9, 2004, will terminate without liability of either party thereunder except for the confidentiality provisions thereof.

                            [SIGNATURE PAGES FOLLOW]

            If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

                                     ISPAT INLAND ULC

                                     By: /s/ Richard Leblanc
                                         ---------------------------------------
                                         Name:  Richard Leblanc
                                         Title: Secretary

                                     ISPAT INTERNATIONAL N.V.

                                     By: /s/ Bhikam C. Agarwal
                                         ---------------------------------------
                                         Name:  Bhikam C. Agarwal
                                         Title: Chief Financial Officer

                                     ISPAT INLAND INC.

                                     By: /s/ Louis L. Schorsch
                                         ---------------------------------------
                                         Name:  Louis L. Schorsch
                                         Title: President and Chief Executive
                                         Officer

                                     ISPAT INLAND, L.P.

                                     By: /s/ Richard Leblanc
                                         ---------------------------------------
                                         Name:  Richard Leblanc
                                         Title: Chairman of 9064-4816 Quebec,
                                         Inc., General Partner

                                     3019693 NOVA SCOTIA U.L.C.

                                     By: /s/ Richard Leblanc
                                         ---------------------------------------
                                         Name:  Richard Leblanc
                                         Title: Chairman

                                     ISPAT INLAND FINANCE, LLC

                                     By: /s/ Thomas A. McCue
                                         ---------------------------------------
                                         Name:  Thomas A. McCue
                                         Title: Manager

                                     BURNHAM TRUCKING COMPANY, INC.

                                     By: /s/ Edward C. McCarthy
                                         ---------------------------------------
                                         Name:  Edward C. McCarthy
                                         Title: Secretary

                                     INCOAL COMPANY

                                     By: /s/ Edward C. McCarthy
                                         ---------------------------------------
                                         Name:  Edward C. McCarthy
                                         Title: Secretary

                                     ISPAT INLAND MINING COMPANY

                                     By: /s/ Edward C. McCarthy
                                         ---------------------------------------
                                         Name:  Edward C. McCarthy
                                         Title: Secretary

                                     ISPAT INLAND SERVICE CORP.

                                     By: /s/ Edward C. McCarthy
                                         ---------------------------------------
                                         Name:  Edward C. McCarthy
                                         Title: Secretary

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC

By: /s/ John C. Duggan
    ---------------------------------
    Name:  John C. Duggan
    Title: Executive Director
           High Yield Capital Markets

By: /s/ Michael F. Newcomb II
    ---------------------------------
    Name:  Michael F. Newcomb II
    Title: Executive Director
           High Yield Capital Markets

                                                                      SCHEDULE I

                                    SUBSIDIARY GUARANTOR

                                      JURISDICTION OF            EQUITY HOLDER AND %
        SUBSIDIARY                      ORGANIZATION               HELD BY EACH
        ----------                      ------------               ------------
Burnham Trucking Company, Inc.           Delaware             Ispat Inland Inc. - 100%
Incoal Company                           Delaware             Ispat Inland Inc. - 100%
Ispat Inland Mining Company              Delaware             Ispat Inland Inc. - 100%
Ispat Inland Service Corp.               Delaware             Ispat Inland Inc. - 100%

                                                                     SCHEDULE II

                              MORTGAGE INFORMATION

      Recorder of Lake County, Indiana.

                                                                       EXHIBIT A

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                             MBR&M DRAFT 3/19/04

                                                                     EXHIBIT B-1

                                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

                                  March 25, 2004

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

      We have acted as counsel for Ispat Inland Inc., a Delaware corporation (the "Company"), certain domestic subsidiaries of the Company (the "Company Guarantors," and, together with the Company, Ispat Inland, L.P. and Ispat Inland Finance, LLC, the "U.S. Entities"), in connection with the issuance and sale by Ispat Inland ULC (the "Issuer") of its Senior Secured Floating Rate Notes due 2010 and 9-3/4% Senior Secured Notes due 2014 (collectively, the "Notes"), and the preparation of a Preliminary Offering Memorandum, dated as of March 9, 2004, and the final Offering Memorandum, dated as of March 18, 2004, relating to the Notes (such Preliminary Offering Memorandum and final Offering Memorandum collectively referred to as the "Offering Document"). The Notes are being sold to you pursuant to the Purchase Agreement, dated March 18, 2004 (the "Purchase Agreement"), by and among the Issuer, Ispat International N.V. (the "Parent"), the Company, the Company Guarantors, the SPV Guarantors (as defined under the Purchase Agreement) and you (the "Initial Purchaser") without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) thereunder, and will be offered by the Initial Purchaser for resale pursuant to the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement.

      This opinion is furnished to you pursuant to Section 8(d) of the Purchase Agreement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the Purchase Agreement, the Indenture dated March 25, 2004 (the "Indenture"), among the Issuer, the Parent, the Company, certain other companies affiliated with the Company and LaSalle Bank National Association, as trustee (the "Trustee"), the Pledge Agreement dated as of March 25, 2004 (the "Pledge Agreement") among the Issuer, the SPV Guarantors and the Trustee, the Security Agreement dated as of March 25, 2004 (the "Security Agreement") between the Company and the Trustee, the Registration Rights Agreement dated as of March 25, 2004 (the

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
   Manchester New York Palo Alto Paris Washington D.C. Independent Mexico City
             Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the office listed above.

UBS Securities LLC
Page 2

"Registration Rights Agreement") among the Issuer, the Company, the Guarantors and you, the First Mortgage dated April 1, 1928, as amended and supplemented (the "First Mortgage") between the Company and Bank of New York and Louis P. Young, as successor trustees (the "First Mortgage Trustees"), the Thirty-Eighth Supplemental Indenture dated as of March 25, 2004 (the "Supplement") between the Company and the First Mortgage Trustees, the Intercreditor and Lien Subordination Agreement dated as of March 25, 2004 (the "GECC Intercreditor Agreement") among General Electric Capital Corporation ("GECC"), the Issuer, the Parent, the Company, certain other companies affiliated with the Company and the Trustee, Amendment No. 2 to the Credit Agreement dated as of March 25, 2004 (the "GECC Amendment") between the Company and GECC, the Subordination Agreement dated as March 25, 2004 (the "Subordination Agreement") among the Company, the Trustee and each holder of a Shareholder Advance Note, the Intercreditor Agreement dated as of March 25, 2004 (the "Receivables Intercreditor Agreement") among JPMorgan Chase Bank, BNY Midwest Trust Company, GECC, the Trustee, the Company and Ispat Inland Administrative Services Company, the UCC-1 Financing Statement naming the Company as debtor and the Trustee as secured party in the form of Annex I attached hereto (the "Financing Statement") and such other agreements, documents, instruments and certificates as we have deemed necessary for purposes of this opinion.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have relied upon the following opinions concurrently being delivered to you pursuant to Section 8(d) of the Purchase Agreement as to the matters set forth therein: (x) the opinion of Marc
R. Jeske, General Counsel of the Company, (y) the opinion of Stewart McKelvey Stirling Scales, special counsel to the Issuer and (z) the opinion of DeBraun Blackstone Westbroek, special counsel to the Parent. We have assumed that the execution, delivery and performance by the Foreign Entities (defined below) will not violate any law, rule or regulation, or any judgment, order or decree, or require any consent of, or filing or registration with, any Governmental Authority (other than items that are the subject of our opinions in paragraphs 15 and 19 below). As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without independent investigation, to the extent we deem proper, upon certificates, statements and representations of officers and other representatives of the U.S. Entities, upon certificates of public officials and upon the representations of the Issuer and the Company and, where specified in this opinion, of the Initial Purchaser as provided in the Purchase Agreement.

      For purposes of this opinion, (i) "Applicable Law" means the General Corporation Law, the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware and those laws and regulations of the United States of America and the State of New York that, in our experience, would normally be applicable to persons not engaged in regulated business activities and to transactions of the type contemplated by the Purchase Agreement (but without our having made any special investigation as to any other law), but excluding (A) all laws of the type described in paragraph (C)(5) below and (B) any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality or similar political subdivision or any agency or instrumentality thereof, (ii) "New York UCC" means the Uniform Commercial Code currently in effect in the State of New York, (iii) "Delaware UCC" means the Uniform Commercial Code currently in effect in the State of Delaware, (iv) "Article 9 Collateral" means, with respect to the Pledge Agreement and the Security Agreement, the collateral described therein in which a security interest may be created under the New York UCC, (v) "Filing Collateral" means that portion of the Collateral (as defined in the Security Agreement) in which a security

UBS Securities LLC
Page 3

interest may be perfected by filing under the Uniform Commercial Code as in effect in the state of filing and (vi) "Transaction Documents" means, collectively, the Purchase Agreement, the Indenture, the Original Notes, the Pledge Agreement, THE SECURITY AGREEMENT, the Registration Rights Agreement, the Supplement, the GECC Amendment, the GECC Intercreditor Agreement, the Receivables Intercreditor Agreement, the Subordination Agreement, the Finco Mirror Note and the Finco Subordinated Note. We do not express any opinion as to the effect of the compliance or non-compliance by the Initial Purchaser with any Federal or state law applicable to the Initial Purchaser because of Initial Purchaser's legal or regulatory status or the nature of Initial Purchaser's business.

      Whenever this opinion refers to matters within our "knowledge" or "known to us," such reference is limited to (A) facts within our actual knowledge after an inquiry of the attorneys of this firm who have represented the U.S. Entities in connection with the Transaction Documents and (B) facts represented to us in certificates of officers of the U.S. Entities. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

      Based upon and subject to the foregoing, we are of the opinion that:

      (1) The Purchase Agreement has been duly authorized, executed and delivered by each U.S. Entity. The Purchase Agreement has been duly executed and delivered by each Foreign Entity, to the extent execution and delivery are matters governed by New York law.

      (2) The Indenture has been duly authorized, executed and delivered by each U.S. Entity. Assuming the due authorization, execution and delivery of the Indenture by each of the Issuer, the Parent and 3019693 Nova Scotia U.L.C. ("NS-ULC," and together with the Issuer and the Parent, the "Foreign Entities"), and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding agreement of each U.S. Entity and Foreign Entity, enforceable against each U.S. Entity and Foreign Entity in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and by limitations on the availability of specific performance, injunctive relief or other equitable remedies and (iii) the possible judicial application of foreign laws or foreign governmental action affecting the enforcement of creditors' rights (collectively, the "Enforceability Exceptions").

      (3) The Finco Mirror Note has been duly authorized, executed and delivered by Ispat Inland, L.P. ("Inland LP") and constitutes a legal, valid and binding obligation of Inland LP, enforceable against Inland LP in accordance with its terms subject to the Enforceability Exceptions.

      (4) The GECC Intercreditor Agreement has been duly authorized, executed and delivered by each U.S. Entity. Assuming due authorization, execution and delivery of the GECC Intercreditor Agreement by the Trustee and GECC, the GECC Intercreditor Agreement constitutes a valid and binding agreement of each U.S. Entity, enforceable against each U.S. Entity in accordance with its terms subject to the Enforceability Exceptions.

UBS Securities LLC
Page 4

      (5) The GECC Amendment has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of the GECC Amendment by GECC, the GECC Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms subject to the Enforceability Exceptions.

      (6) The Subordination Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of the Subordination Agreement by the Trustee and each holder of a Shareholder Advance, the Subordination Agreement constitutes a legal, valid and binding obligation of the Company and each holder of a Shareholder Advance enforceable against the Company and each holder of a Shareholder Advance in accordance with the terms subject to the Enforceability Exceptions.

      (7) The Receivables Intercreditor Agreement has been duly authorized, executed and delivered by the Company and Ispat Inland Administrative Services Company. Assuming due authorization, execution and delivery of the Receivables Intercreditor Agreement by JPMorgan Chase Bank, BNY Midwest Trust Company, GECC and the Trustee, the Receivables Intercreditor Agreement constitutes a legal, valid and binding obligation of the Company and Ispat Inland Administrative Services Company, enforceable against the Company and Ispat Inland Administrative Services Company in accordance with its terms subject to the Enforceability Exceptions.

      (8) The Supplement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the First Mortgage Trustees, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.

      (9) The Registration Rights Agreement has been duly authorized, executed and delivered by each U.S. Entity. Assuming the due authorization, execution and delivery of the Registration Rights Agreement by each of the Foreign Entities, the Registration Rights Agreement constitutes a valid and binding agreement of each U.S. Entity and Foreign Entity, enforceable against each U.S. Entity and Foreign Entity in accordance with its terms subject to the Enforceability Exceptions and enforceability of any rights to indemnity or contribution thereunder may be limited by federal and states securities laws and public policy considerations.

      (10) The Pledge Agreement has been duly authorized, executed and delivered by Inland LP and Finance LLC. Assuming the due authorization, execution and delivery of the Pledge Agreement by the Issuer and NS-ULC, and assuming the due authorization, execution and delivery thereof by the Trustee, the Pledge Agreement constitutes a valid and binding obligation of Inland LP, Ispat Inland Finance, LLC, the Issuer and NS-ULC (collectively, the "Pledgors") enforceable against the Pledgors in accordance with its terms subject to the Enforceability Exceptions. The Pledge Agreement creates in favor of the Trustee a security interest in the Article 9 Collateral described therein. Upon delivery to the Trustee and the Trustee taking possession (as such term is used in Sections 8-301 and 9-313(a) of the New York UCC) of the instruments and security certificates listed on Schedule II to the Pledge Agreement (the "Pledged Collateral") in the State of New York together with appropriate stock powers and endorsements, and assuming the Trustee continues to retain possession thereof in the State of New York, the Trustee will have a perfected security interest in the Pledged Collateral.

UBS Securities LLC
Page 5

      (11) The Security Agreement has been duly authorized, executed and delivered by the Company. Assuming the due authorization, execution and delivery of the Security Agreement by the Trustee, the Security Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions. The Security Agreement creates in favor of the Trustee a security interest in the Article 9 Collateral described therein. Assuming that the Financing Statement has been properly filed with the Secretary of State of Delaware, the security interest of the Trustee created by the Security Agreement in the Filing Collateral has been perfected. The Financing Statement contains all information required under
Section 9-502(a) of the Delaware UCC for the Financing Statement to be sufficient under such Section and contains all of the information specified in
Section 9-516(b) of the Delaware UCC applicable to an initial financing statement the omission of which would permit the filing office to refuse to accept the Financing Statement under Section 9-520(a) of the Delaware UCC.

      (12) The Original Notes have been duly executed and delivered by the Issuer, to the extent the execution and delivery is governed by New York law, and when authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with the Purchase Agreement will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms subject to the Enforceability Exceptions.

      (13) The Exchange Notes, when issued, executed and authenticated in the manner provided for in the Indenture, the Registration Rights Agreement, the Exchange Offer and the Indenture will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms subject to the Enforceability Exceptions.

      (14) The execution, delivery and performance by each U.S. Entity of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not (i) violate the charter, bylaws or other constitutive documents of such U.S. Entity, (ii) constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied on the Closing Date as contemplated by the Offering Document, or the creation or imposition of a Lien on any property or assets of any U.S. Entity (other than as created pursuant to the Pledge Agreement and the Security Agreement) under any of the material agreements and instruments listed on Schedule I hereto to which the Company or another U.S. Entity is a party, or (iii) violate any Applicable Law or any judgment, order or decree of any Governmental Authority known to us to be applicable to the U.S. Entities.

      (15) Assuming the accuracy of the representations and warranties of the Company set forth in Section 5(a) of the Purchase Agreement and of the Initial Purchasers set forth in Section 5(b) of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Original Notes in the manner contemplated by the Purchase Agreement to register the Original Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any resale of Original Notes subsequent to the initial resale thereof by the Initial Purchasers.

      (16) The statements under the caption ["Certain United States federal income tax considerations"] and "Description of other indebtedness of Ispat Inland Inc." in the Offering Document, insofar as

UBS Securities LLC
Page 6

such statements purport to constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

      (17) No U.S. Entity or Foreign Entity is, or, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Offering Document, will be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

      (18) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority under Applicable Law is required to be obtained or made by the U.S. Entities for the execution, delivery and performance by the U.S. Entities of the Transaction Documents and the consummation of the transactions contemplated thereby, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Exchange Notes and (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Mortgage, as supplemented by the Supplement, and under the Transaction Documents.

      (19) Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Offering Document.

      (20) The documents incorporated by reference in the Offering Document (it being understood that we have not been requested to and do not make any comment with respect to the financial statements, supporting schedules, notes, or other financial and accounting data included in the Offering Document, or derived or omitted therefrom), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.

      As indicated above, we have participated in the preparation of the Offering Document. From time to time we have had discussions with officers, directors and employees of the Company, the Parent and the Issuer, the independent accountants who examined the consolidated financial statements included in the Offering Document, and the Initial Purchaser at which the contents of the Offering Document and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraphs 16 and 19 above) of the information contained in the Offering Document. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Offering Document, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements, supporting schedules, notes, or other financial and accounting data included in the Offering Document, or derived or omitted therefrom).

UBS Securities LLC
Page 7

      All of our opinions expressed herein are subject to the following qualifications, limitations and assumptions:

      A. We express no opinion as to the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

      B. Certain of the remedial provisions contained in the Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Transaction Documents invalid as a whole, and there exist, in the Transaction Documents or pursuant to law applicable thereto, legally adequate remedies for the practical realization of the principal benefits purported to be afforded by the Transaction Documents (except for the economic consequences of procedural or other delay).

      C.    We express no opinion as to:

            (1) the existence of any person's ownership rights in or title to, or the priority of any Lien (as defined in the Indenture) on or with respect to, any property;

            (2) except as set forth in paragraphs 10 and 11 above, the validity, perfection or enforceability of any Lien on any property;

            (3) any agreement by the U.S. Entities or the Foreign Entities to submit to the jurisdiction of a particular court, waive jury trial or appoint an agent for acceptance of service of process;

            (4) any provision of the Transaction Documents purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum;

            (5) compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (a) Federal or state environmental law, (b) Federal or state antitrust law,
      (c) Federal or state taxation law, (d) Federal or state worker health or safety, zoning or permitting or land use matter, (e) Federal or state patent, trademark or copyright statute, rule or regulation, (f) statutory or other requirement relating to the disposition of hazardous waste or environmental protection, (g) Federal or state receivership or conservatorship law, (h) Federal or state labor or employment law, (i) Federal or state employee benefits or pension law, (j) zoning, health, safety, building, environmental, permitting, land use or subdivision law, ordinance, code, rule or regulation, (k) labor, pension and employee benefit law, rule or regulation or (l) patent, trademark, or copyright law, rule or regulation;

            (6)   the effect of the law of any jurisdiction (other than New
      York) wherein the Trustee or any holder of a Note may be located or wherein the enforcement of any Transaction Document may be sought that limits the rates of interest legally chargeable or collectible; or

            (7) any provision of the Transaction Documents (i) restricting access to legal or equitable remedies, (ii) purporting to establish evidentiary standards, (iii) purporting to appoint any

UBS Securities LLC
Page 8

      person as the attorney-in-fact of any other person, (iv) which provides that the Transaction Documents may only be amended, modified or waived in writing or (v) stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies.

      D. We note that the enforceability of certain of the Transaction Documents may be limited or rendered ineffective if the Trustee or the holders of Notes fail to act in good faith and in a commercially reasonable manner in seeking to exercise their rights and remedies thereunder. Without limiting the generality of the foregoing, we note that a court might hold that a technical or nonmaterial default under the Transaction Documents does not give rise to a right of the Trustee or the holders of Notes to exercise certain remedies including, without limitation, acceleration.

      E. We express no opinion with respect to the binding effect or enforceability of any provision of any Transaction Document which states that the provisions of such agreement are severable.

      F. We express no opinion as to the enforceability of the indemnification provisions of the Transaction Documents insofar as said provisions contravene public policy or might require indemnification or payments to any person with respect to any litigation determined adversely to such person, or any loss, cost or expense arising out of the gross negligence or willful misconduct of such person or any violation by such person of statutory duties, general principles of equity or public policy.

      G. We express no opinion with respect to provisions providing for the indemnification or contribution on the part of any party with respect to claims made under Federal or state securities laws.

      H. No opinion is rendered herein as to the effect of any law to which the Issuer or any Guarantor may be subject as a result of the legal or regulatory status of the Trustee or the holder of any Note or the involvement by the Trustee or the holder of any Note in the transactions contemplated by the Transaction Documents.

      I. Our opinions set forth in paragraphs 10 and 11 above are subject to the following:

            (1) We have assumed that the Initial Purchaser has given "value" within the meaning of Section 1-201 of the New York UCC;

            (2) We have assumed that each Pledgor and the Company has sufficient "rights" or the "power to transfer rights" (within the meaning of Section 9-203 of the New York UCC) in its respective portion of the Collateral (as defined in the Pledge Agreement and the Security Agreement) for the security interest of the Trustee to attach thereto and that the collateral identified in the Pledge Agreement and the Security Agreement actually exists as therein described;

            (3) Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by the debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case;

UBS Securities LLC
Page 9

            (4) The perfection of any security interest in proceeds is limited to the extent set forth in Section 9-315 of the UCC;

            (5) Our opinions in paragraphs 11 and 12 are limited to Article 9 of the New York UCC and the Delaware UCC, and therefore such opinion paragraphs do not address collateral of a type not subject to Article 9 of the New York UCC and the Delaware UCC.;

            (6) We call to your attention (i) that perfection of any security interest in the Filing Collateral of any debtor by filing will lapse (x) four months after such debtor changes its location to another jurisdiction or (y) one year after such debtor transfers Filing Collateral to a person who thereby becomes a debtor under the Security Agreement and who is located in another jurisdiction, unless, in either case, appropriate steps are taken to perfect such security interest in such other jurisdiction before the expiration of such four-month or one-year period, as applicable, (ii) that if any debtor changes its name so as to make any financing statement filed against it seriously misleading, then perfection will lapse as to any Filing Collateral acquired by such debtor more than four months after such change unless new appropriate financing statements indicating the new name of such debtor are properly filed before the expiration of such four-month period, (iii) that if any debtor merges with a registered organization organized under the laws of a different jurisdiction and a filing is not made in the new jurisdiction prior to the time of the merger, then the security interest of the Trustee will not be perfected as to property acquired by such debtor after such merger and
      (iv) Section 9-515 of the Delaware UCC requires the filing of continuation statements within the period of six months to the expiration of five years from the date of the filing of the original financing statement or the filing of any continuation statements in order to maintain the effectiveness of such financing statement; and

            (7) We note that, if any collateral is goods, or is or becomes evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession, the local law of the jurisdiction where such property is located will govern the priority of a possessory security interest in such property and the effect of perfection or nonperfection of a nonpossessory security interest in such property.

      J. We express no opinion as to the existence of any violation of, or default under, any financial ratio or test which may be contained in any contract, indenture or agreement.

      K. We express no opinion as to whether a court sitting in any jurisdiction other than the State of New York will honor the choice of New York law to govern the Transaction Documents which specify that New York law is the governing law with respect thereto. With respect to the choice of law provisions in the Transaction Documents that specify that New York law is to apply, we draw to your attention that the enforceability of such provisions (i) may be limited by public policy considerations of any jurisdiction, other than the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought, (ii) may be limited by the power of a United States District Court sitting in New York or a court of the State of New York to decline to hear an action based on the Transaction Documents on the ground that New York is an inconvenient forum and (iii) does not apply to the extent provided in subsection two of Section 1-105 of the New York UCC. We express no opinion as to whether a United States District Court would have subject matter jurisdiction over any action arising out of the Transaction Documents.

UBS Securities LLC
Page 10

      L. We express no opinion as to the binding effect of any provision of any Transaction Document to the extent it purports to waive any immunity from the jurisdiction of the courts of the United States or of the State of New York to the extent such waiver is not in accordance with the Foreign Sovereign Immunities Act of 1976.

      M. The opinions presented herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

      N. The opinions set forth herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms for the interpretation of agreements.

      Except as otherwise provided herein, the opinions contained herein are limited to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law, the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware and the Delaware UCC. With respect to any matters concerning the Delaware UCC, we draw your attention to the fact that we are not admitted to the Bar of the State of Delaware and are not experts in the law of such jurisdiction, and that any such opinions concerning the Delaware UCC are limited to Article 9 of the Delaware UCC and are based solely upon our review of the statutory language of such Article as set forth in the Secured Transactions Guide published by CCH, Incorporated, as updated through [_________, 2004] (and not on any legislative history or judicial decision or any rule, regulation, guideline, release or interpretation concerning the Delaware UCC), and we have assumed that such publication accurately sets forth the provisions of the Delaware UCC as in effect on the date hereof. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction. The opinions contained herein are issued as of the date hereof and are necessarily limited to the laws that are in effect and facts and circumstances currently existing and known to us. We assume no obligation to supplement these opinions if any laws applicable thereto change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

      This opinion is furnished to you, as the representatives of the Initial Purchaser, by us at the request of the U.S. Entities and is solely for the benefit of the Initial Purchaser, and may not be relied on by any other person or entity for any other purpose

                                                 Very truly yours,

                                                 MAYER, BROWN, ROWE & MAW LLP

JTA; PJN; JFL; MKA

                                                                      SCHEDULE I

               Agreements and Instruments under Paragraph (10)(ii)

1. First Mortgage, as amended and supplemented through the Thirty-Seventh Supplemental Indenture dated as of July 7, 2003.

2. Agreement dated March 14, 2000 by and among Ispat International N.V., the Company, Ryerson Tull, Inc. and PBGC (which Agreement supplemented an agreement dated July 14, 1998 among the parties), as amended under an agreement dated July 9, 2003.

3. Credit Agreement dated as of July 16, 1998, as amended, among Ispat Inland L.P., the Company, certain subsidiaries of the Company, Credit Suisse First Boston, as agent, and certain lenders thereunder.

4. Credit Agreement dated as of April __, 2003, as amended July __, 2003 and March __, 2004, between the Company and General Electric Capital Corporation and the "Loan Documents" referenced therein.

5. Fifth Amended and Restated Credit Agreement between Ispat Inland Administrative Service Company and JPMorgan Chase Bank.

6. Participation Agreement dated ________, 198__, as amended, among the Company, Mitsubishi International Corporation, General Electric Capital Corporation and _________, as Owner Trustee relating to the leveraged lease of the continuous annual line at IHW.

7. Subordinated Mortgage dated __________, 1994 between the Company and United Steelworkers of America.

8.    [More to come]

                                                                         ANNEX I

                          [attach Financing Statement]

                                                            MBRM&M DRAFT 3/19/04

                                                                     EXHIBIT B-2

                          [LETTERHEAD OF MARC R. JESKE]

                                 March 25, 2004

UBS Securities LLC
299 Park Avenue
New York, New York

Ladies and Gentlemen:

      I am the General Counsel of Ispat Inland Inc., a Delaware corporation (the "Company") and have acted as counsel to the Company, certain domestic subsidiaries of the Company (the "Company Guarantors," and, together with the Company, Ispat Inland, L.P. and Ispat Inland Finance, LLC, the "U.S. Entities"), and am familiar with the transactions contemplated under the Preliminary Offering Memorandum dated March 9, 2004, and the final Offering Memorandum dated March 18, 2004 (collectively referred to as the "Offering Document"), relating to the issuance by Ispat Inland ULC of its Senior Secured Floating Rate Notes due 2010 and its 9-3/4% Senior Secured Notes due 2014 (collectively, the "Notes"). The Notes are being sold to you pursuant to the Purchase Agreement, dated March __, 2004 (the "Purchase Agreement"), by and among the Issuer, Ispat International N.V. (the "Parent"), the Company, the SPV Guarantors (as defined under the Purchase Agreement) and you (the "Initial Purchaser") without being registered under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is delivered to you pursuant to Section 5(d) of the Purchase Agreement. Capitalized terms used but not specifically defined herein have the respective meanings given thereto in the Purchase Agreement.

      In rendering the opinions set forth herein, I have examined, or have caused members of my staff to examine under my supervision, the following:

              (i)  Offering Document;

             (ii)  Purchase Agreement;

            (iii)  Registration Rights Agreement;

             (iv)  Indenture;

              (v)  Pledge Agreement;

             (vi)  Security Agreement;

            (vii)  First Mortgage (as hereinafter defined);

           (viii) Thirty-Eighth Supplemental Indenture (as hereinafter defined);

             (ix) GECC Intercreditor Agreement;

              (x) GECC Amendment;

             (xi) each amended promissory note of the Company listed on Schedule
                  I hereto (the "Shareholder Advance Notes");

            (xii) the Subordination Agreement;

           (xiii) the Receivables Intercreditor Agreement;

            (xiv) the U.S. Entities organizational documents;

             (xv) resolutions of the boards of directors of the U.S. Entities with respect to the transactions referred to herein;

            (xvi) the Notes issued on the date hereof;

           (xvii) [the Master Standby Agreement;] and

          (xviii) such other agreements, instruments and documents, and such questions of law as I have deemed necessary or appropriate to enable me to render the opinions expressed below. For purposes of this opinion, the documents listed in clauses (ii) - (xvii) shall be collectively referred to as the "Transaction Documents."

      I have also examined, or have caused members of my staff to examine under my supervision, the First Mortgage, dated April 1, 1928, from the Company to First Trust and Savings Bank and Melvin A. Traylor, as Trustees (The Bank of New York and Louis P. Young, successor Trustees), and the thirty-eight supplemental indentures (to and including the Thirty-Eighth Supplemental Indenture, dated as of March ___, 2004, from the Company to The Bank of New York and Louis P. Young, as Trustees) supplemental thereto and amendatory thereof. Said First Mortgage, dated April 1, 1928, as amended and supplemented by said thirty-eight supplemental indentures, is herein called the "First Mortgage," and the Thirty-Eighth Supplemental Indenture is herein called the "Thirty-Eighth Supplemental Indenture."

      I have further caused to be examined and reviewed, or have caused members of my staff to examine and review under my supervision, title evidence relating to the title of the Company to the properties specifically described in the First Mortgage as subject thereto, except such thereof as have been duly released from and are not presently subject to such lien. Such title evidence consisted of an opinion of local counsel (the "Local Counsel Opinion") attached hereto. This opinion is subject in all respects to all of the qualifications, exceptions and limitations set forth in the local counsel opinion.

      Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:

            1. Each of the U.S. Entities is (a) a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted, and (c) is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            2. Each of the U.S. Entities has all requisite corporate or other power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to complete the transactions contemplated thereby. The execution, delivery and performance by each of the U.S. Entities of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of such U.S. Entity.

            3. The execution, delivery and performance by each U.S. Entity of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not (i) violate the charter, bylaws or other constitutive documents of such U.S. Entity, or (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Time as contemplated by the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of any U.S. Entity (other than as created pursuant to the Pledge Agreement) under any material agreements and instruments to which such U.S. Entity is a party which are not listed on Schedule I to the opinion to you of even date of Mayer, Brown, Rowe & Maw LLP.

            4. To my knowledge, there are no pending threatened actions, suits or proceedings against or affecting the U.S. Entities or any of their respective properties that, if determined adversely to U.S. Entities, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the U.S. Entities to perform their obligations under the Transaction Documents or that are otherwise material in the context of the issuance and sale of the Notes.

            5. Each of the Shareholder Advance Notes constitutes a legal, valid binding obligation of the Company enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and by limitations on the availability of specific performance, injunctive relief or other equitable remedies and (iii) the possible judicial application of foreign laws or foreign governmental action affecting the enforcement of creditors' rights.

            6. Relying upon the examination described above in the third and fourth unnumbered paragraphs of this opinion and upon the Local Counsel Opinion, to the extent aforesaid, and upon reports received by my office of such checks of records, I am further of the opinion that:

            (a) The Company has record title to the properties and interests in properties specifically described in the First Mortgage as subject thereto (other than properties or interests in properties heretofore duly released therefrom), free from liens, encumbrances and defects, except as to those matters described in the Local Counsel Opinion;

            (b) The First Mortgage and all indentures supplemental thereto (to and including the Thirty-Eighth Supplemental Indenture) have been duly filed for record or registered in such manner and in such places as is required by law in order to establish the lien of the First Mortgage on the properties or interests in properties subject thereto; and that specifically the Thirty-Eighth Supplemental Indenture has been duly filed for record in the County of Lake in the State of Indiana, being the only county wherein property of the Company is subject to the lien of the First Mortgage at the date hereof;

            (c) The First Mortgage constitutes, subject to the matters stated in said Local Counsel Opinion, a valid, direct, first mortgage lien upon the right, title and interest of the Company in and to the properties and interests in properties specifically described in the First Mortgage as subject thereto, other than properties or interests in properties heretofore duly released from the lien thereof;

            (d) The First Mortgage and all indentures supplemental thereto which amend said First Mortgage or subject property to the lien thereof (including, without limitation, the Thirty-Eighth Supplemental Indenture) have been duly authorized, executed and delivered;

            (e) The First Mortgage constitutes a legal, binding and enforceable instrument in accordance with its terms (except for the covenants to pay interest on interest, as to the validity and enforceability of which I express no opinion), subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity);

            (f) The Thirty-Eighth Supplemental Indenture conforms to the requirements of said First Mortgage Indenture, dated April 1, 1928, as supplemented and amended by the thirty-seven supplemental indentures thereto prior to the Thirty-Eighth Supplemental Indenture;

            (g) The Series Y and Z Bonds have been duly authorized and executed by the Company and, upon authentication and delivery by The Bank of New York, as Corporate Trustee under the First Mortgage, pursuant to the Authentication Order dated March 25, 2004 delivered to such Corporate Trustee by the Company, will be the legal, valid and binding obligations of the Company in accordance with their terms and will be issued under and secured by the First Mortgage, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity);

            (h) No authorization or approval of any governmental authority is required in connection with the issuance and sale by the Company of the Series Y or Z Bonds; and

            (i) The First Mortgage has been and is duly qualified under the Trust Indenture Act of 1939 (except with respect to such Supplemental Indentures thereunder which are not required to be so qualified).

      I am a member of the Bar of the State of Illinois. The opinions expressed herein are based and are limited to the laws of the State of Illinois, the General Corporation Law, the Revised Uniform Limited Partnership Act and the Limited Liability Company Act of the State of Delaware and the laws of the

United States of America, and I express no opinion with respect to the laws of any other state or jurisdiction.

      My opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

      This opinion is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Purchase Agreement and all of the initial purchasers and any subsequent purchasers under the Purchase Agreement. This opinion may not be relied upon in any manner by any other person and may not be disclosed or filed with a governmental agency or otherwise referred to without my prior written consent; provided that Mayer, Brown, Rowe & Maw LLP may rely upon this opinion for purposes of delivering their opinion to you dated as of the date hereof in connection with the execution and delivery of the Purchase Agreement.

                                             Very truly yours,

                                             Marc R. Jeske
                                             General Counsel

                                                                      SCHEDULE I

                            SHAREHOLDER ADVANCE NOTES

                                                                     EXHIBIT B-3

                                                               Zuidhollandlaan 7
                                                               Postbus 90851

To the Initial Purchasers named
in the Purchase Agreement                                      T
(as defined below) (the "INITIAL PURCHASERS")                  F
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Date 18 March 2004

      J.W. Hoevers - advocaat
      Amsterdam, 17 March 2004
      DRAFT; SUBJECT TO REVIEW OF DOCUMENTS AND PARTNER'S APPROVAL Our ref.: f:\396\20250479\l003(2004)-1189.doc\cd

Dear Sirs,

                               ISPAT INLAND U.L.C.
                   SENIOR SECURED FLOATING RATE NOTES DUE 2010
                      ** ** % SENIOR SECURED NOTES DUE 2014

1     INTRODUCTION

      I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Ispat International N.V., with corporate seat in Rotterdam, (the "DUTCH GUARANTOR") in connection with the issue (the "ISSUE") by Ispat Inland U.L.C., with corporate seat in Nova Scotia, Canada, (the "ISSUER") of $ [o] million aggregate principal amounts of Senior Secured Floating Rate Notes due 2010 (the "FLOATING RATE NOTES") and $ [o] million aggregate principal amounts of [o] % Senior Secured Notes due 2014 (the "FIXED RATE NOTES", and together with the Floating Rate Notes, the "NOTES"), stated to be unconditionally guaranteed as to all obligations of the Issuer under the Notes and the Indenture (as defined below) under the terms set forth in the Indenture by the Dutch Guarantor and certain other guarantors. I have taken instructions solely from Mr. Scheffer of Ispat International N.V.

2     DUTCH LAW

      This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3     SCOPE OF INQUIRY; DEFINITIONS

      For the purpose of this opinion, I have examined the following documents:

3.1 [A faxed copy of an] [executed copy] of a purchase agreement dated ** between, among other parties, the Issuer , the Dutch Guarantor and the Initial Purchasers (the "PURCHASE AGREEMENT").

3.2 [A faxed copy of an] [executed copy] of a registration rights agreement dated ** between, among other parties, the Issuer , the Dutch Guarantor and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

3.3 [A faxed copy of an] [executed copy] of an indenture dated ** between, among other parties, the Issuer, the Dutch Guarantor and the Initial Purchasers, including a note guarantee by, among other parties, the Dutch Guarantor (the "NOTE GUARANTEE"), (the "INDENTURE").

3.4 A [print of an e-mailed copy received by me on **] of the offering memorandum dated ** for the Issue (the "OFFERING MEMORANDUM").

3.5 A copy of a notarial copy of the Dutch Guarantor's deed of incorporation and its articles of association as most recently amended on 31 December 2001 according to the trade register extract referred to in paragraph 3.6, both as filed with the chamber of commerce and industry for Rotterdam (the "CHAMBER OF COMMERCE").

3.6 A faxed copy of a trade register extract regarding the Dutch Guarantor provided by the Chamber of Commerce and dated 27 February 2004.

3.7 A [faxed copy] of [a written resolution] of the Dutch Guarantor's managing board (directie) dated **.

3.8 A [faxed copy] of a power of attorney granted by the Issuer [to **] and dated ** (the "POWER OF ATTORNEY").

      In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.9 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.10  Confirmation from the office of the bankruptcy division
      (faillissementsgriffie) of the Rotterdam district court that the Issuer is not registered as having been declared bankrupt or granted suspension of payments.

      My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.11  In this opinion:

      "AGREEMENTS" means the Purchase Agreement, the Registration Rights Agreement, the Indenture and, where the context so permits, the Jurisdiction Clause (as defined below).

4     Assumptions

      For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2   Each signature is the genuine signature of the individual concerned.

4.3 Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4 The Agreements have been [or will have been] entered into in the form referred to in paragraph 3.

4.5 The Offering Memorandum has been published in the form referred to in paragraph 3.

4.6 The Agreements are within the capacity and powers of, and have been [or will have been] validly authorised and entered into by, each party other than the Dutch Guarantor.

4.7 The Power of Attorney remains in full force and effect without modification and no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreements on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

4.8   (a)   The Power of Attorney has been signed on behalf of the Dutch
            Guarantor by [** as][[one][two] of] its managing [director]
            [directors].

      (b) The Agreements have been [or will have been] signed on behalf of the Dutch Guarantor by [[** as][[one][two] of] its managing [director][directors]][[** under][a person named as [Authorised PERSON][**] in] the Power of Attorney][a person authorised to do so].

4.9 When validly signed by all the parties, the Agreements are valid, binding and enforceable on each party under laws of the state New York ("NEW YORK LAW") by which they are expressed to be governed. Under New York law, the choice of New York law as the governing law of the Agreements applies to the submission to the jurisdiction of any Federal or State Court in the Borough of Manhattan, City and State of New York (the "NEW YORK COURTS") pursuant to clause 12.08 of the Indenture and clause 15 of the Purchase Agreement (the "JURISDICTION CLAUSE").

4.10  There are no dealings between the parties which affect the Agreements.

4.11  (a)   No Notes have been or will be offered anywhere in the world other than to persons who trade or invest in securities in the conduct of their profession or trade (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities).

      (b) Each offer of Notes and each announcement thereof have stated and will state that the Notes are not and will not be offered other than to persons as referred to in paragraph 4.11(a).

4.12 The Notes have been and will be offered anywhere in the world, and such offer has been and will be announced, only in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

5     OPINION

      Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Dutch Guarantor has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 The Dutch Guarantor has the corporate power to enter into and perform the Agreements and to conduct any business which (i) falls within the objects clause of its articles of association and (ii) is in its corporate interest.

5.3 The Dutch Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Agreements.

5.4   The Agreements have been validly signed by the Dutch Guarantor.

5.5 Under Dutch law there are no governmental or regulatory consents, approvals or authorisations required by the Dutch Guarantor for its entry into and performance of the Agreements.

5.6 Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against the Dutch Guarantor of the Agreements.

5.7 The entry into and performance of the Agreements by the Dutch Guarantor do not violate Dutch law or the articles of association of the Dutch Guarantor.

5.8 The statements in the Offering Memorandum under the headings **, in each case to the extent that they are statements as to Dutch law ([excluding] Dutch tax law) or as to [the Dutch Guarantor's articles of association], are correct.

5.9 Under Dutch law the choice of New York law as the governing law of the Agreements is recognised and accordingly New York law governs the validity, binding effect and enforceability against the Dutch Guarantor of the Agreements.

5.10 In a Dutch court, the creditor of a claim expressed in a foreign currency may seek an order for payment at his option in that foreign currency or in the Dutch currency.

5.11 Under Dutch law, in proceedings in a Dutch court, New York law determines the validity, binding effect and enforceability against the Dutch Guarantor of the Jurisdiction Clause.

5.12 A judgment rendered by a court in New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in New York (the "FOREIGN COURT") which is enforceable in New York (the "FOREIGN JUDGMENT") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

6     QUALIFICATIONS

      This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 Under Dutch law, notwithstanding the recognition of New York law as the governing law of the Agreements:

      - effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements;

      - Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements;

      - the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

      - regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3 The enforcement in a Dutch court of the Agreements and of foreign judgments is subject to Dutch rules of civil procedure.

6.4 To the extent that pursuant to the Agreements the Dutch Guarantor is required or forbidden to take, or restricted in taking, any action that falls within the powers of its general meeting of shareholders [(including, without limitation restrictive covenants regarding merger and sale, lease and exchange of all or substantially all of the Dutch Guarantor's property or assets)], it may not be binding and enforceable against it.

6.5 Under Dutch law, any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the "TRUST CONVENTION") applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.6 To the extent Dutch law applies, a power of attorney can be irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and
      (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.7 In respect of proceedings in a Dutch court for the enforcement of the Agreements, the appointment of a process agent pursuant to clause 23 of the Note Purchase Agreement may be without effect.

6.8 In proceedings in a Dutch court for the enforcement of the Agreements, the court may mitigate amounts due in respect of litigation and collection costs.

6.9 If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) is not in the entity's corporate interest, the act may (i) exceed the entity's corporate power, (ii) violate its articles of association and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity's corporate interest.

6.10 To the extent that Dutch law applies, a legal act performed by a person (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) may be nullified by its creditors, if (i) it performed the act without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the act and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.11 The trade register [extract][extracts] referred to in paragraph 3 [does][do] not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act
      (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.12 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Issuer has not been declared bankrupt or granted suspension of payments.

6.13  I do not express any opinion as to:

      (a)   any in rem matters;

      (b) any obligations of the Dutch Guarantor under the Note Guarantee other than in respect to the payment obligations of the Issuer; and

      (c) the authority of any of the Initial Purchasers to act as securities intermediary (effectenbemiddelaar) with respect to the Notes.

7     RELIANCE

      This opinion is solely for your benefit and solely for the purpose of the Issue. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent. A copy may, however, be provided to your legal advisers solely for the purpose of the Issue and of giving their opinion and subject to the same restrictions.

Yours faithfully,

JAN WILLEM HOEVERS
for De Brauw Blackstone Westbroek N.V.

                                                                     EXHIBIT B-4

File Reference: NS34893-1

March __, 2004

UBS SECURITIES LLC                                LASALLE BANK NATIONAL
299 Park Avenue                                   ASSOCIATION
New York, NY 10171

Dear Sirs:

      Re: ISPAT INLAND, ULC (THE "ISSUER") - ISSUE OF % SENIOR SECURED FLOATING RATE NOTES DUE 2010 AND % SENIOR SECURED NOTES DUE 2014

            We have acted as special Nova Scotia counsel to the Issuer and 3019693 Nova Scotia U.L.C. ("NS-ULC") in connection with the creation, issue and sale by the Issuer of U.S.$[ ] aggregate principal amount of Senior Secured Floating Rate Notes due 2010 and U.S.$[ ] aggregate principal amount of % Senior Secured Notes due 2014 (collectively, the "NOTES") pursuant to a Purchase Agreement dated March , 2004 (the "PURCHASE AGREEMENT") between the Issuer and UBS Securities LLC (the "INITIAL PURCHASER") as guaranteed by Ispat International, N.V., Ispat Inland Inc., certain of its subsidiaries, Ispat Inland, L.P., NS-ULC and Ispat Inland Finance, L.L.C. (collectively, the "GUARANTORS").

            The Notes were issued pursuant to the provisions of an indenture dated as of March , 2004 (the "INDENTURE") between the Issuer and LaSalle Bank National Association, as trustee (the "TRUSTEE"). This opinion is being delivered to you pursuant to section 8(d) of the Purchase Agreement.

            In connection with the opinions set out below, we have examined executed copies of each of the following documents:

            1.    the Purchase Agreement;

            2. the Indenture, which includes the guarantee of NS-ULC in favour of the Trustee for the benefit of the Noteholders (the "NS-ULC GUARANTEE");

            3.    each of the Notes;

            4. the Pledge Agreement between the Issuer, Ispat Inland, L.P., NS-ULC and Ispat Inland Finance, L.L.C. and the Trustee dated March , 2004 (the "PLEDGE AGREEMENT");

            5. a Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchaser dated March , 2004 (the "REGISTRATION RIGHTS AGREEMENT" and, collectively with the Purchase Agreement, the Indenture, each of the Notes, the NS-ULC Guarantee and the Pledge Agreement, the "DOCUMENTS");

            6. an offering memorandum in respect of the Notes, including the supplemental description of notes which provides a summary of the material provisions of the Indenture and the Pledge Agreement (the "OFFERING MEMORANDUM") dated March , 2004;

            7. certificates of status (the "CERTIFICATES OF STATUS") pertaining to the Issuer and NS-ULC issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia and dated March , 2004;

            8. the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of each of the Issuer and NS-ULC and contained in the respective minute books of the Issuer and NS-ULC;

            9. resolutions of the directors of each of the Issuer and NS-ULC dated March , 2004 authorizing the execution and delivery of the Documents to which it is a party by each of the Issuer and NS-ULC; and

            10. certificates of officers of each of the Issuer and NS-ULC dated the date hereof (the "OFFICER'S CERTIFICATES").

            We have also considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Issuer and NS-ULC, and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In all such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

            In stating our opinions, we have also assumed:

            a. the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials;

            b. the completeness, truth and accuracy of all statements of fact contained in the Officer's Certificates and the representations contained in the Documents;

            c. that the minute books made available to Stewart McKelvey Stirling Scales are accurate and complete; and

            d. that each of the Documents have each been physically delivered by the Issuer and NS-ULC as are parties thereto to the other parties or their lawful representatives and that such delivery was not subject to any condition or escrow.

            We are solicitors qualified to practice law in the Province of Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.

            As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon documents or certificates of governmental authorities and the Issuer or its officers. In expressing the opinion in paragraph (1) with respect to the valid existence of the Issuer, we have relied exclusively on the Certificates of Status.

            On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

      (1) Each of the Issuer and NS-ULC has been duly incorporated, is validly existing as an unlimited company under the laws of the Province of Nova Scotia and has the organizational power and capacity to carry on business in the places and in the manner described in the Offering Memorandum and to own, lease and operate its properties and assets as described therein.

      (2) Each of the Issuer and NS-ULC has all necessary corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and, in the case of the Issuer, to create, issue and sell the Notes and, in the case of NS-ULC, to grant the NS-ULC Guarantee in accordance with the terms of the Indenture. The Indenture has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Nova Scotia, executed and delivered by the Issuer and NS-ULC. The Notes have been duly authorized. The Indenture does not fail to comply with any applicable requirements of the Companies Act (Nova Scotia) and no registration, filing or recording of the Indenture under the laws of the Province of Nova Scotia or the federal laws of Canada is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes and the NS-ULC Guarantees issued thereunder.

      (3) The Pledge Agreement has been duly authorized and, to the extent execution and delivery are governed by the laws of the Province of Nova Scotia, executed and delivered by the Issuer and NS-ULC.

      (4) Under the Personal Property Security Act (Nova Scotia) (the "PPSA"), the validity, perfection and effect of perfection or non-perfection of a possessory security interest in securities as defined therein is governed by the law of the jurisdiction where the collateral is situated at the time the security interest attaches. Accordingly, assuming that all of the Collateral (as defined in the Pledge Agreement) is considered to be "securities" and all conditions for attachment are met and considered to be situated at time of attachment in the State of New York, perfection of the pledge thereof in such manner as is required or permitted of the laws of the State of New York is sufficient to perfect the security interest of the Trustee in the Collateral and assuming that the Trustee maintains a perfected security interest in the Collateral under the laws of New York by possession of such Collateral in the State of New York, a Nova Scotia court would recognize such as a perfected security interest in the Collateral. We express no opinion as to the priority of any such security interest.

      (5) We have registered a financing statement in respect of the security interests created by the Pledge Agreement in the personal property register (the "PPR") maintained under the PPSA, the particulars of which registration are set out in Schedule "A". Except for the registration of such financing statement, no registration, recording or filing of the Pledge Agreement is necessary as of the date hereof under the laws of the Province of Nova Scotia in order to preserve, protect or perfect the security interest in the Collateral created thereby in favour of the Trustee to the extent capable of perfection by registration under the PPSA and such security interest has been perfected to the extent it is capable of perfection by registration of such financing statement in the Province of Nova Scotia.

      (6) No authorization, approval, consent or order of, or filing with, any government, governmental agency, regulatory body or court having jurisdiction in the Province of Nova Scotia is required to be obtained by the Issuer or NS-ULC under the laws of the Province of Nova Scotia or with respect to the federal laws of Canada applicable therein, in connection with the valid authorization, issue and sale of the Notes and the NS-ULC Guarantee and the consummation by the Issuer and NS-ULC of the other transactions contemplated by the Purchase Agreement.

      (7) The execution, delivery and performance by each of the Issuer and NS-ULC of its obligations under the Documents and the issuance, offering and sale of the Notes and the NS-ULC Guarantee by the Issuer pursuant to the Purchase Agreement (i) do not conflict with, or result in the breach of any of the terms or provisions of, or constitute a default under any existing applicable laws, rules or regulations of the Province of Nova Scotia or the federal laws of Canada applicable therein, (ii) will not require any consent, approval, authorization or other order of, or qualification with court or governmental body or agency having jurisdiction in the Province of Nova Scotia (except as may be required under the Securities Act (Nova Scotia)), and (iii) will not conflict with or constitute a breach of any terms or provisions of, or a default under, the memorandum or association or articles of association of the Issuer or NS-ULC.

      (8) Each of the Issuer and NS-ULC have the power to submit, and there is no prohibition or restriction under Nova Scotia law or the federal laws of Canada applicable therein on the Issuer or NS-ULC submitting, pursuant to the Indenture and Purchase Agreement, to the personal jurisdiction of any federal or state court in the State of New York, County of New York. The Issuer has the power to designate, appoint and empower, and there is no prohibition or restriction under Nova Scotia law or the federal laws of Canada on the Issuer designating, appointing or empowering, pursuant to the Purchase Agreement, an agent for service of process in connection with actions commenced outside the courts of the Province of Nova Scotia.

      (9) The statements set forth in the Offering Memorandum under the headings "Risk Factors -- Canadian insolvency laws may adversely affect a recovery by holders of the notes." and "Enforceability of Judgments", insofar as such statements purport to describe matters of Nova Scotia law or the attributes of the Issuer and NS-ULC, provide an accurate summary thereof, in all material respects, subject to the qualifications and limitations referred to therein.

      (10) In the event that any of the Documents is sought to be enforced in any action or proceeding in the Province of Nova Scotia in accordance with the stated choice of law, namely the laws of the State of New York, the courts of the Province of Nova Scotia (i) would recognize the choice of law if it was not made with a view to avoiding the consequences of the laws of any other jurisdiction and that choice is not otherwise contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia, and
            (ii) would, subject to clause (i) above, apply the laws of the State of New York upon appropriate evidence as to such laws being adduced, provided that none of the provisions of the Documents or of the applicable laws of the State of New York are contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia. A court in the Province of Nova Scotia has, however, an inherent power to decline to hear such action or proceeding if it is contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia for it to do so, or if that court is not the proper forum to hear such action or proceeding, or if concurrent proceedings are being brought elsewhere.

      (11) The laws of the Province of Nova Scotia permit an action to be brought in a Nova Scotia court on any final and conclusive judgment in personam under the internal laws of the State of New York which is not impeachable as void or voidable under the internal laws of the State of New York, for a sum certain if:

            a. that judgment was not obtained by fraud or in a manner contrary to "natural justice" and the enforcement of that judgment would not be contrary to "public policy" as such terms are applied by the courts of the Province of Nova Scotia;

            b.    the New York Court did not act either:

                  (1) without jurisdiction under the conflict of laws rules of the laws of the Province of Nova Scotia; or

                  (2) without authority, under the laws in force in New York, to adjudicate concerning the cause of action or subject matter that resulted in the judgment or concerning the person of that judgment debtor;

            c. the Issuer or NS-ULC, as applicable, was duly served with the process of the New York Court or appeared to defend such process, and, for the purposes of service of process, it is not sufficient that the Issuer and NS-ULC, as applicable, had agreed to submit to the jurisdiction of New York but service upon CT Corporation in accordance with otherwise enforceable provisions of the Documents will be recognized as acceptable service;

                  (1) the judgment is not contrary to the final and conclusive judgment of another jurisdiction;

                  (2) the enforcement of that judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws;

                  (3) the enforcement of the judgment would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the

                        Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

                  (4) the action to enforce that judgment is taken within six years of the date of that foreign judgment as stipulated in the Limitations of Actions Act (Nova Scotia).

      (12) Subject to the provisions of paragraph (9) hereof a Nova Scotia Court would give a judgment in Canadian dollars at an exchange rate determined in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein based upon a final and conclusive in personam judgment of a United States federal or New York State court located in the State of New York for a sum certain, obtained against the Issuer or NS-ULC under the Purchase Agreement, the Indenture, the Pledge Agreement, the Collateral, the Notes, or the NS-ULC Guarantee, as the case may be, without reconsideration of the merits.

      (13) Provided that no withholding tax is imposed or payable under the federal laws of Canada with respect to such payment or crediting (on which matter we express no opinion), no withholding tax is imposed or payable under any statute of the Province of Nova Scotia in respect of (i) the payment or crediting of the fees contemplated by the Purchase Agreement by the Issuer to the Initial Purchaser, (ii) the payment under the Notes of any interest or deemed interest by the Issuer or any of the Guarantors to the Initial Purchaser.

      (14) No stamp duty, documentary taxes or similar taxes are payable under the laws of the Province of Nova Scotia in connection with the sale and delivery of the Notes pursuant to the Purchase Agreement by the Issuer or the resale of the Notes by the Initial Purchaser to residents of the United States of America.

            The foregoing opinions are subject to the following qualifications and limitations:

      (1) the enforceability of any foreign judgment is subject to applicable laws relating to bankruptcy, moratorium, reorganization, insolvency and other similar laws of general application affecting the enforcement of creditors' rights generally including the power of a court to stay proceedings in the enforcement of remedies and to impose limitations on the rights of creditors to require immediate payment of amounts stated to be payable on demand prior to the expiration of a reasonable period of time after such demand is made;

      (2) the requirements and obligations imposed upon the Trustee and other interested parties under the PPSA;

      (3) the enforceability of any foreign judgment is subject to general principles of equity, whether applied by a court of law or equity, which include principles governing the availability of specific performance, injunctive relief, the power to grant relief from forfeiture, to stay proceedings before it, to stay execution of judgments or other traditional equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which the application for such relief is made;

      (4) the security interest created by the Pledge Agreement may not be enforceable in respect of proceeds which are not identifiable or traceable;

      (5) in connection with the registration of the Financing Statement and the we have used and assumed the correctness of the description of the Collateral contained in the Pledge Agreement and the name of the Trustee and the addresses of the Trustee and NS-ULC set forth in the Pledge Agreement or otherwise provided to us by you;

      (6) enforcement of rights under the Pledge Agreement through courts of competent jurisdiction in the Province of Nova Scotia may require corporations to be registered and in good standing under the Corporations Registration Act (Nova Scotia);

      (7) no opinion is expressed herein as to the validity or perfection of the security interest created by the Pledge Agreement on debts, claims, demands and other rights which by their terms are not assignable or which are claims against the Crown;

      (8) to the extent that the security interest created by the Pledge Agreement (i) attaches intangibles (as defined in the PPSA), (ii) attaches goods that are of a type that is normally used in more than one jurisdiction, if such goods are equipment (as defined in the PPSA) or are inventory (as defined in the PPSA) leased or held for lease by the Issuer or NS-ULC to others, or (iii) is a non-possessory security interest in a security, chattel paper, a negotiable document of title, an instrument or money (as such terms are defined in the PPSA), the validity, perfection and effect of perfection or non-perfection of the security interest created by the Pledge Agreement is governed by the laws of the jurisdiction where the Issuer or NS-ULC is located (as such term is defined under the PPSA) at the time such security interest attaches;

      (9) we express no opinion as to the creation, validity or effect or perfection of the security interest created by the Pledge Agreement in any part of the Collateral which is of a type or kind that would not be governed by the PPSA or in respect of which there is applicable federal legislation which is paramount;

      (10) if the Collateral now or hereafter includes any motor vehicle, trailer, mobile home, aircraft, boat or an outboard motor for a boat within the meaning of those terms under the Personal Property Security Act General Regulations situate in the Province of Nova Scotia which is not held by the Issuer or NS-ULC as inventory (as such term is defined in the PPSA), the security interest in such Collateral or its proceeds must be registered against the applicable serial number description in order to maintain the perfection of such security interest in such Collateral as against certain persons who may have an interest in the Collateral. We have not made any registrations against serial numbers;

      (11) if the security interest created by the Pledge Agreement now or hereafter includes an intangible or chattel paper (as those terms are defined in the PPSA), such security interest therein is subject to section 42 of the PPSA, including the giving of proper notice of such security interest to the account debtors thereunder before the secured party would be able to enforce payment directly by any such account debtor;

      (12) if the Collateral now or hereafter includes any real property or any chattel which is or becomes a fixture to real property then, to protect the security interest therein, further filings will be required in the appropriate land registry office pursuant to the PPSA or the Registry Act (Nova Scotia);

      (13) if the Collateral now or hereafter includes an interest or claim in or under a contract of annuity or policy of insurance, no opinion is expressed herein as to the creation, validity or perfection of the security interest created therein other than in respect of the transfer of a right to money or other value payable under a policy of insurance as indemnity or compensation for loss of, or damage to, Collateral;

      (14) to protect the rights of the Trustee under the registrations referred to herein, such registrations must be renewed by registration of a financing change statement prior to the expiration dates set forth in Schedule "A" and thereafter from time to time in accordance with the PPSA. We do not maintain a diary of renewal dates and take no responsibility for ensuring that renewals occur. The PPSA also requires the Trustee to file a financing change statement within the prescribed time periods where the Trustee has knowledge of a transfer of all or part of the interest of the Issuer or NS-ULC in the Collateral to another party or of a change in the name of the Issuer or NS-ULC;

      (15) no opinion is expressed herein as to (i) the title of the Issuer or NS-ULC to, or ownership of, the Collateral, or (ii) the priority of any security interest.

            This opinion is furnished to you by us as special Nova Scotia counsel to the Issuer and NS-ULC, is solely for the benefit of the addressees hereof and not for the benefit of any other person and is rendered solely in connection with the sale of the Notes. This opinion may not be quoted in whole or in part, or otherwise referred to or used for any purpose, without our prior written consent except that Cahill Gordon & Reindel may quote and rely on this opinion for purposes of their opinions delivered to the Initial Purchaser on the date hereof in connection with the creation, issue and sale by the Issuer of the Notes and related transactions.

Yours very truly,

STEWART MCKELVEY STIRLING SCALES

                                  SCHEDULE "A"

                       PARTICULARS OF FINANCING STATEMENT

                                                             DRAFT #3
                                                             MARCH 19, 2004

                                                                     EXHIBIT B-5

Montreal, March __, 2004

UBS Securities LLC
299 Park Avenue
New York, NY 10171
U.S.A.

Dear Sirs:

      RE: ISPAT INLAND ULC (THE "ISSUER") - ISSUE OF SENIOR SECURED FLOATING RATE NOTES DUE 2010 AND ___% SENIOR SECURED NOTES DUE 2014

We have acted as Canadian tax counsel to the Issuer in connection with the creation, issue and sale by the Issuer of U.S.$__________ aggregate principal amount of Senior Secured Floating Rate Notes due 2010 and U.S.$__________ aggregate principal amount of ___% Senior Secured Notes due 2014 (collectively, the "NOTES") pursuant to a Purchase Agreement dated March __, 2004 (the "PURCHASE AGREEMENT") between the Issuer and UBS Securities LLC (the "INITIAL PURCHASER") and an offering memorandum dated March __, 2004 (the "OFFERING MEMORANDUM") as guaranteed by Ispat International N.V., Ispat Inland Inc., certain of its subsidiaries, Ispat Inland, L.P., 3019693 Nova Scotia U.L.C. and Ispat Inland Finance, L.L.C. (collectively, the "GUARANTORS").

The Notes were issued pursuant to the provisions of an indenture dated as of March __, 2004 (the "INDENTURE") between the Issuer and LaSalle Bank National Association, as trustee. This opinion is being delivered to you pursuant to section 8(d) of the Purchase Agreement.

We have assumed that the Initial Purchaser is, and will remain at all relevant times, a non-resident of Canada for the purposes of the Income Tax Act (Canada) and the Excise Tax Act and is not registered nor is required to be registered under the Excise Tax Act.

We hereby confirm that:

1. The statements in the Offering Memorandum under the caption "Canadian federal income tax considerations for non-residents of Canada", to the extent they constitute descriptions of documents or matters of law that relate to the federal laws of Canada applicable therein or legal conclusions with respect thereto, have been prepared or reviewed by us and are accurate in all material respects.

2. No withholding tax imposed under the federal laws of Canada will be payable in respect of (i) the payment or crediting of the fees contemplated by the Purchase Agreement by the Issuer to the Initial Purchaser, (ii) the payment under the Notes of any interest or deemed interest by the Issuer or any of the Guarantors to the Initial Purchaser, provided that the Initial Purchaser deals at arm's length (as such term is understood for purposes of the Income Tax Act (Canada)) with the Issuer or such Guarantor, as the case may be, and that such fees are payable in respect of services rendered by the Initial Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Initial Purchaser that includes the performance of such services for a fee.

3. No Goods and Services Tax, Harmonized Sales Tax or similar tax imposed under the federal laws of Canada will be payable by the Issuer or collectable by the Initial Purchaser in respect of the payment of fees as contemplated by the Purchase Agreement to the Initial Purchaser provided that such fees are in respect of services performed by the Initial Purchaser wholly outside of Canada.

4. No stamp duty, documentary taxes or similar taxes are payable under the federal laws of Canada in connection with the sale and delivery of the Notes pursuant to the Purchase Agreement by the Issuer or the resale of the Notes by the Initial Purchaser to residents of the United States.

Yours truly,

OGILVY RENAULT